                                                                   Exhibit 3.213

                                STATE OF DELAWARE
                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                             TRAVELMARK STAFFING, LP

     The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify a follows:

     1.   The name of the limited partnership is: TRAVELMARK STAFFING, LP

     2. The address of its registered office and the name and the address of the registered agent of the limited partnership is:

               NATIONAL REGISTERED AGENTS, INC.
               160 GREENTREE DRIVE, SUITE 101
               DOVER, KENT COUNTY, DELAWARE, 19904

     3.   The name and mailing address of the sole general partner is:

               Skilled Dialysis, LLC
               27442 Portola Parkway, Suite 200
               Foothill Ranch, CA 92610

     IN WITNESS WHEREOF, the undersigned, being the sole general partner of the limited partnership, has caused this Certificate of Limited Partnership of to be duly executed as of the 23rd day of June, 2005.

                                        Travelmark Staffing, LLC
                                        General Partner


                                        By: /s/ Roland Rapp
                                            ------------------------------------
                                            Roland Rapp, Secretary